Exhibit 5.2


                                    ROPES & GRAY
                               ONE INTERNATIONAL PLACE
                          BOSTON, MASSACHUSETTS 02110-2624
                                   (617) 951-7000
                             TELECOPIER: (617) 951-7000

                                             November 17, 1995

          Ben & Jerry's Homemade, Inc.
          Duxtown Commercial Plaza
          Junction of Rts. 2 and 100
          Waterbury, Vermont 05676

          Gentlemen:

               This opinion is furnished to you in connection with a registration statement on Form S-8 and all exhibits thereto (the _Registration Statement_), filed with the Securities and Exchange Commission (the _Commission_) under the Securities Act of 1933, as amended, for the registration of 886,812 shares of Class A Common Stock, $0.033 par value (the _Shares_), of Ben & Jerry's Homemade, Inc. (the _Company_). The Shares are to be sold pursuant to the Company's 1985 Stock Option Plan and 1995 Equity Incentive Plan (the _Plans_).

               We have acted as counsel for the Company and are familiar with the actions taken by the Company in connection with the Plans. For purposes of this opinion we have examined and relied upon the Registration Statement, copies of the Plans and such other documents as we deem appropriate. We have relied with respect to matters governed by the laws of the State of Vermont other than the securities laws of the State of Vermont upon the opinion to us of Downs Rachlin & Martin. Said opinion is satisfactory in form and scope, and although we have made no independent investigation of such matters, we are of the opinion that you and we may properly rely thereon as to all matters covered thereby.

               For purposes of our opinion, we have assumed that (I) any consideration received by the Company upon the issuance or exercise of any award granted under the plan will at least be equal to the par value of the Shares issuable upon the exercise of any stock options or subject to any other award, and (ii) the number of shares to be issued upon any such exercise or issuance, together with the total number of shares of the Company's Common Stock previously outstanding, will not exceed the authorized number of shares of Common Stock specified in the Company's Article of Association as then in effect.

               Based upon the foregoing, we are of the opinion that the





          Shares have been duly authorized and, when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.







               We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        Ropes & Gray